Exhibit 99.1

THE UNITED MORTGAGE TRUST SHARE REDEMPTION PLAN
(AS EFFECTIVE JULY 1,  2010)

There is no public secondary market for our shares.  We have adopted our Share Redemption Plan (SRP) to provide our shareholders with limited interim liquidity with respect to shares of United Mortgage Trust.  Subject to certain restrictions and limitations, the SRP may enable you to sell shares back to us in accordance with the procedures described herein. Our SRP works as follows:

1.           Who is eligible?

A.           Any shareholder who bought the shares from us and from certain transferees (see Question 8 below) and has held the shares for at least one year. If a shareholder has a qualifying hardship request (described in Question #9 below), we may waive the one-year holding requirement.

2.           When can I request shares to be repurchased?

A.           At any time.

3.           How can I make a request to have my shares repurchased?

A.           You must send us a letter specifying the number of shares you wish to have redeemed together with the share certificate or certificates for at least that number of shares. Your share certificate must be properly endorsed, including any signature guarantee that we may request. All shares to be redeemed will be redeemed within 30 days (following the end of the next calendar quarter) after receipt by the Company.

4.           Are there limits on the number of shares that will be redeemed?

A.           Yes.  All redemptions are subject to cash availability and the reasonable discretion of our Trustees. In addition, unless and until we receive further guidance from the United States Securities and Exchange Commission with regard to total shares to be redeemed in any consecutive twelve-month period, we will not repurchase from shareholders an aggregate amount that exceeds the greater of  a) 5% of the outstanding shares at the beginning of the twelve-month period, or b) the net proceeds of our Dividend Reinvestment Plan. Purchases will be on a "first come, first served" basis. Therefore, in the event that more shares are presented for redemption under (a) or (b) above, each shareholder presenting shares for redemption will have their shares redeemed in the order that the shares are presented, subject to the limitation on the amount of shares that may be redeemed under (a) or (b) above. Also, we may decline to make any share redemptions during any period of time that we believe that we are in possession of material, non-public information about the Company or if we believe that the redemption would not be permitted under the laws of the State of Maryland or if otherwise required in order for us to comply with applicable securities laws or regulations.

We will notify you if we cannot redeem your shares for any reason. In such case, you will be given the opportunity to ask that we redeem the shares at such time, if any, as there are sufficient funds or the reason for our inability to redeem no longer exists. If you make such a request, we will retain the shares you submitted to us and we will redeem those shares ahead of any subsequently received request for redemption.  If you do not make such request by the date that we specify, your request will be cancelled and the shares will be returned to you.

5.           How much will the Company pay per share?

A.           The redemption price is the “Net Asset Value” (NAV) as of the end of the quarter prior to the quarter in which we redeem your shares. The NAV will be established by our Board of Trustees no less frequently than each calendar quarter.  In the event we change the NAV, we will disclose the change in periodic reports filed with the Securities and Exchange Commission (the “Commission”) and will reflect the new NAV on your monthly account statement.

6.           Will I continue to receive distributions after tendering my shares for redemption?

A.           Yes. You will continue to receive distributions through the end of the month preceding the date that we actually redeem your shares.

7.           When will United Mortgage Trust pay for redeemed shares?

A.           On a quarterly basis as cash is available.

8.           Are there any shares you will not redeem?

A.           We will not repurchase any shares that have been owned for less than one year unless you qualify for hardship redemption. In addition, we will not purchase any shares that are held by a shareholder who bought them from someone other than the Company except for persons who (i) are members of the immediate family of a shareholder and who received the shares by way of a bona fide gift or (ii) received the shares through a bequest upon death or operation of law.

9.             What is a hardship redemption?

A.           We will waive the one-year holding period and redeem shares for hardship requests.  A “hardship redemption is (i) is (i) upon the showing of financial need by the estate, heir or beneficiary of a deceased shareholder due to insufficiency of other income or assets to meet obligations which is made within two years of the death of the shareholder; (ii) upon the disability of a shareholder or such shareholder’s need for long-term care, providing that the condition causing such disability or need for long term care was not pre-existing at the time the shareholder purchased the shares and that the request is made within 270 days after the onset of disability or the need for long term care; and (iii) in the discretion of the Board of Trustees, due to other involuntary exigent circumstances of the shareholder. Involuntary exigent circumstances will be limited to expenses related to the medical care of either a shareholder or a shareholder’s dependent, a “dependent” being defined as a relative no more remote than a first cousin with no means of income who resides full time with the shareholder.   Total quarterly share redemptions based on hardship requests will be limited to the net proceeds of the prior quarter’s Dividend Reinvestment Plan “(DRIP”) or other such amounts approved by our Board of Trustees from time to time. The person(s) requesting the redemptions as a result of hardship must represent to the Board of Trustees that the circumstances contained in the redemption request are true and correct and the Trustees, in the granting hardship redemption requests, may rely on the accuracy of the representations provided by the person(s) requesting redemption.

10.           How long will the SRP last?

A.           The SRP will exist until the listing of the shares on a national securities exchange.  We cannot assure that our shares will be listed at any time in the future.  We may also terminate the SRP at any time and we may thereafter adopt a new SRP. We will provide shareholders with thirty (30) days' advance notice prior to amending, suspending or terminating the Plan except where suspension is required on the advice of counsel in order to comply with applicable disclosure requirements.  We will also disclose any amendment, suspension or termination of the Plan in periodic reports filed with the Commission.

11.           What happens to redeemed shares?

A.           Shares we purchase under the SRP will have the status of authorized but unissued shares and will be available for all proper Company purposes. Shares we purchase through the SRP will not be reissued in an amount that would exceed the number of shares we have registered for the Dividend Reinvestment Plan, unless they are first registered with the Commission under the Securities Act of 1933, as amended and under appropriate state securities laws or otherwise issued in compliance with such laws.

12.           Do I have to offer my shares for redemption under the SRP?

A.           No.  Shareholders have no obligation to sell their shares to us.  The SRP is only intended to provide interim liquidity for shareholders in the absence of a secondary market for the shares.  No such market presently exists and we cannot assure that one will develop.

13.           What if I want to purchase shares again after having sold my shares to the Company under the SRP?

A.           You may purchase shares under our Dividend Reinvestment Plan provided you meet the suitability requirements and live in a state where the shares are authorized for sale.

14.             What will happen to shares that I submitted presented for redemption prior to May 1, 2009?

A.           Shares presented for redemption prior to May 1, 2009 will be redeemed in accordance with the SRP as it was then in effect, on a pro rata basis at the redemption price of $20.00 per share, until May 1, 2009. Effective May 1, 2009, any of those shares that have been presented for redemption and have not been redeemed will thereafter be redeemed at the “Adjusted Share Price” in an amount not to exceed the net proceeds from the DRIP (less proceeds used for other redemptions under the SRP), unless you advise us that you do not wish those shares to be redeemed. The “Adjusted Share Price” is equal to the original offering price of our shares ($20.00), less distributions of principal (which are distributions in excess of earnings), or such other price as determined by our Board of Trustees.   Provided however, in the event the NAV ever exceeds the Adjusted Share Price, the Adjusted Share Price shall be adjusted to be equal to the NAV.

Administrator

The Dividend Reinvestment Plan is administered by Continental Stock Transfer and Trust Company, which is our Plan Administrator. If you have any questions about the Plan, please contact us at: United Mortgage Trust, 1301 Municipal Way, Grapevine, Texas 76051, Attn.: Shareholder Relations; telephone: (800) 955-7917 x160; email: investorrelations@umth.com.

Enrollment

If you own our shares, you may participate in the Plan by completing and submitting an enrollment form, which may be obtained from our Shareholder Relations Department.

IF YOU ARE ALREADY A PARTICIPANT IN THE PLAN, YOU DO NOT NEED TO TAKE ANY FURTHER ACTION.

Reinvestment of Dividends

You may elect to have all or a stated amount of shares enrolled in the Plan to purchase additional shares.

Purchase Price of Shares

The purchase price of shares under the Plan is the Net Asset Value, (“NAV”),, or such other price as may be determined by our Board of Trustees.  The NAV will be established by our Board of Trustees no less frequently than each calendar quarter.  In the event we change the NAV, we will disclose the change in periodic reports filed with the Securities and Exchange Commission (the “Commission”) and reflect the new NAV on your monthly account statement.  We base this price on our estimate of the current market value of our shares.  There is no trading market in our shares that would allow you separately to determine their value.

Brokerage Commissions

You will not be charged a brokerage commission, service fee or other charge in connection with your purchases.

Limit on Share Ownership

For us to continue to qualify as a REIT under the Internal Revenue Code, not more than 50% of our outstanding shares may be owned by five or fewer individuals during the last half of the year, and the shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.  In order to prevent five or fewer individuals from acquiring more than 50% of our outstanding shares, and our resulting failure to qualify as a REIT, we will limit purchases of shares under the Plan.

Fractional Shares

Your dividends may be reinvested in whole or partial shares (computed to four decimal places) depending upon the amount of each dividend reinvestment.

Termination of Your Participation in the Plan

You may terminate your participation in the Plan at any time by writing to us.  There is no penalty for termination of participation.

Tax Considerations

You will incur a tax liability on dividends that are reinvested to the same extent as if you received the cash.  Please see the more detailed discussion under the answer to Question 14 below.

Amendment or Termination of the Plan

Our Trustees may amend or terminate the Plan at any time upon 30 days’ written notice to you.

Resale of Shares

There is no established public market for our shares, so you may not be able to resell your shares except through our Share Redemption Plan.  That Plan has a number of limitations and restrictions and is subject to modification or termination at any time.

DESCRIPTION OF THE DIVIDEND REINVESTMENT PLAN

The United Mortgage Trust Dividend Reinvestment Plan consists entirely of the questions and answers appearing below.

1.	What is the purpose of the Plan?

A.           The Plan is intended to provide our existing shareholders with a simple and efficient way to build their investment in our company by reinvesting their dividends in additional purchases of our shares.  In addition, the Plan provides us with additional invested funds that we may use to purchase additional mortgage investments or to use for operating expenses and working capital.

2.	Who is eligible to participate in the Plan?

A.           You may participate in the Plan if you qualify as either of the following:

- you are a “record owner,” meaning a person who owns shares in  his or her name, or

- you are a “beneficial owner,” meaning a person who owns shares in a name other than his or her name (for example, in the name of a broker, bank or other nominee).

Record owners may participate in the Plan directly.  If you are not a record owner, you must either become a record owner by having your shares transferred into your own name, or you must make arrangements with your broker, bank or other nominee to participate in the Plan on your behalf.  Most major brokers, banks and other nominees will make such arrangements on your request.  See Question 4 for a discussion of the Plan’s enrollment procedure.

We may terminate, by written notice, at any time, your participation in the Plan if your participation would or could be in violation of the restrictions contained in our Declaration of Trust.  Those restrictions prohibit any person or group of persons from acquiring or holding, directly or indirectly, “Excess Shares,” meaning ownership of shares in excess of 9.8% of our outstanding shares.  The meanings given to the terms “group” and “beneficial ownership” may cause a person who individually owns less than 9.8% of the shares outstanding to be deemed to be holding shares in excess of that limitation.

In the event that at any time you obtain Excess Shares, the following procedures will apply. Excess Shares shall be deemed to have been offered for sale to us for a period of 120 days from the date of (i) the transfer that created the Excess Shares, if we had actual knowledge of the transfer, or (ii) if we do not know of the transfer, the determination by the Trustees that a transfer creating Excess Shares has taken place.  The price for such Excess Shares shall be their Adjusted Share Price as of the end of the month preceding the date of either (i) or (ii) above.  After we give notice of our intention to purchase the Excess Shares, those shares shall have no further rights (beyond the right of the shareholder to receive payment therefore).  In the event we determine not to purchase the Excess Shares, those shares shall have no further rights until they are held by a shareholder owning 9.8% or less of our outstanding shares.

3.	What are the advantages and disadvantages of participation in the Plan?

A.           ADVANTAGES OF THE PLAN INCLUDE:

Automatic investment of dividends without the payment of any   brokerage commissions or service charges.

Choice of full reinvestment or partial reinvestment based on a specified dollar or percentage amount.

The ability to obtain fractional shares, as well as full shares, allowing the entire dividend to be reinvested.

Share dividends are automatically reinvested in additional shares.

Share certificates are held for you or, at your option, sent to you.

Regular statements showing the reinvestment of dividends made in your account.

You may discontinue your participation at any time.

DISADVANTAGES OF THE PLAN INCLUDE:

No interest paid on dividends held pending investment.

Taxation on dividends that are reinvested even though no cash paid to the participant.

We have the right to suspend or terminate the Plan at any time upon notice to you or if required to comply with legal or regulatory requirements applicable to us.

The same risks associated with the ownership of our shares of beneficial interest will apply to additional shares purchased through the Plan.

4.	How can I participate in the Plan?

A.           IF YOU ARE ALREADY A PARTICIPANT IN THE PLAN, YOU NEED DO NOTHING.  We will continue to reinvest your dividends in accordance with the instructions you have previously given to us and you will be governed by the plan provisions.

If you are not presently a participant and wish to participate, please follow these instructions:

Record Owners

Submit an enrollment form and return it to us at:

United Mortgage Trust
1301 Municipal Way
Grapevine,  Texas 76051
Attn:  Shareholder Relations

You may obtain enrollment forms at any time by writing to us at the above address or by calling us at: (800) 955-7917 x160.

Beneficial Owners

Please instruct your bank, broker or other nominee to make arrangements to participate in the Plan on your behalf.  Most such nominees will make such arrangements by contacting the securities depository holding your shares and then the securities depository will provide us with the information necessary to permit participation in the Plan.

Alternatively, you can transfer shares back into your own name and then follow the procedure above for Record Owners.

5.	What are my choices for participation in the Plan?

A.           By indicating your preference in the appropriate location on the enrollment form, you may elect to

Enroll all of your shares in the Plan, or

Enroll a specific number of your shares in the Plan.

In each case, we will reinvest the amount of dividends you have specified together with the dividends on the additional shares you purchase through the Plan, in our shares at the “Adjusted Share Price”, until you discontinue your participation in the Plan or until we suspend or terminate the Plan.  If you prefer that the dividends on the additional shares you purchase through the Plan be paid to you in cash, please so notify us in writing.

You may change your investment options at any time by completing a new enrollment form and sending it to us.

IF YOU DO NOT SPECIFY ON YOUR ENROLLMENT FORM THE AMOUNT OF YOUR DIVIDEND THAT YOU WANT REINVESTED, WE WILL ASSUME THAT YOU WANT US TO REINVEST YOUR ENTIRE DIVIDEND.

6.	When can I begin my participation in the Plan?

A.           At any time. We will begin reinvesting your dividends in the Plan starting with the first dividend after we have received and processed your enrollment form.  We will process your enrollment forms immediately however if we receive them after the 15th of the month. Your first scheduled reinvestment will occur at the end of the following month.

7.	What is the price of the shares purchased through the Plan?

A.           The purchase price of shares under the Plan is the Net Asset Value, (“NAV”) or such other price as may be determined by our Board of Trustees by amendment to the Plan.  The NAV will be established by our Board of Trustees no less frequently than each calendar quarter.  In the event we change the NAV , we will disclose the change in periodic reports filed with the Securities and Exchange Commission (the “Commission”) and will reflect the new NAV on your monthly account statement.

There is no established trading market for our shares.  Our Trustees have established the NAV based on their business judgment regarding the value of the shares with reference to our book value, our operations to date and general market and economic conditions.  The NAV may not be indicative of the value at which the shares would trade if listed on an organized exchange or the amount a shareholder would received if we liquidated or dissolved.

If we list our shares on a national stock exchange or include them for quotation on a national market system, we will, at our option, either purchase shares for you under the Plan on the exchange or market at the prevailing market price on the record date for dividend or issue the shares to you directly from our authorized but unissued shares.  We cannot assure that the price we pay for the shares will be the lowest possible price available.

8.	How can I find out what is the NAV?

A.           You can find out the NAV as in effect from time to time by contacting United Mortgage Trust Shareholder Relations Department at 800-955-7917 x160; email: investorrelations@umth.com. The NAV will be reported on your monthly account statement.

9.	How many shares will I receive for my reinvested dividends?

A.           We will take the amount of the dividend that you have specified and will divide it by the NAV to determine the number of shares that will be registered on your behalf.  We will issue partial or “fractional” shares, computed to four decimal places, so that the full amount of the dividend specified will be invested.

If at any time reinvestment would cause you to acquire Excess Shares, we will suspend your participation in the Plan.  See Question 2 above for more information about Excess Shares.

10.	When will shares be purchased under the Plan?

A.           We will purchase shares for you under the Plan on the record date for the dividend used to purchase the shares.  We pay dividends monthly.

11.	Will I receive share certificates?

A.           No.  We will hold shares purchased for you.  No certificates will be issued to you for shares in the Plan unless you submit a written request to us or until participation in the Plan is terminated.  At any time, you may request that we send you a certificate for some or all of the whole shares credited to your account.  You should mail such request to us at the address set forth in the answer to Question 4.  Any remaining whole shares and any fractions of shares will remain credited to your Plan account.  We will not issue certificates for fractional shares.

12.	Will I have to pay any commissions or other costs?

A.           No.  You will not be charged a brokerage commission, service fee or other charge in connection with your purchases.

13.	What kind of information will I receive about my purchases under the Plan?

A.           Continental Stock Transfer & Trust Company will send a monthly statement to the shareholder of record. Beneficial owners will receive a copy of that statement sent by our shareholder relations department.

14.	What are the tax consequences to me from my participation in the Plan?

A.           Dividends we pay to our shareholders are taxable to shareholders who are not tax-exempt entities as ordinary income to the extent of our current or accumulated earnings and profits.  Those dividends will not be eligible for the maximum federal income tax rate of 15% that is currently generally available for dividends paid by corporations that are not qualified as a REIT.  Dividends we pay which we designate as capital gains dividends will be taxed as long-term capital gains to taxable shareholders to the extent that they do not exceed our actual net capital gain for the taxable year. Dividends paid to corporate shareholders will not be eligible for the corporate dividends-received deduction for federal income tax purposes.

Dividends we pay to shareholders which are not designated as capital gains dividends and which are in excess of our current or accumulated earnings and profits are treated as a return of capital to the shareholders and reduce the tax basis of a shareholder's shares (but not below zero).  Any such dividends in excess of the shareholder’s tax basis is taxable to such shareholder that is not a tax-exempt entity as a gain realized from the sale of the shares.

The initial tax basis of shares purchased under the Plan will equal the amount treated as a dividend. The holding period of acquired shares generally begins on the day after the dividend payment date and the holding period of whole shares resulting from the purchase of two or more fractional shares on different dividend payment dates normally will be split between the holding periods of the fractional components comprising the whole share.

The foregoing tax consequences will be applicable to the dividends that are reinvested for you under the Plan even though you will not receive any cash.

Based on various assumptions and factual representations that we have made regarding our operations, in the opinion of Butzel Long, our counsel, commencing with our taxable year ended December 31, 1997, we have been organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”) and we believe our method of operating will continue to enable us to meet the requirements for qualification and taxation as a REIT. Our qualification as a REIT depends upon our ability to meet the various requirements imposed under the Code through actual operations. Our counsel will not review our operations, and we cannot give any assurance that actual operations will meet these requirements. The opinion of our counsel is based upon existing law, U.S. Department of Treasury regulations, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change either prospectively or retroactively. The opinion of our counsel is not binding on the IRS or any court.

The above discussion is intended only as a general discussion of the current federal income tax consequences of participating in the Plan. It does not address all potentially relevant federal income tax matters and we have not requested a ruling from the Internal Revenue Service regarding the Plan.  Since each shareholder’s financial situation is different, you should consult your individual tax advisor concerning any tax questions you may have about Plan participation.

15.	Can I terminate my participation in the Plan?

A.           Yes.  You may terminate your participation in the Plan at any time by sending us a written notice.  If we receive your notice after a dividend record date, the termination will become effective after the dividend is paid and we will apply that dividend to your Plan account.

Please retain your final dividend reinvestment statement for your records, as it will reflect your share balance that will remain unchanged unless we process a request from you to transfer/redeem your shares.

16.	Can the Plan be amended or terminated or the purchase price of shares be changed?

A.           Yes.  Our Trustees (by a majority vote, including a majority of our Independent Trustees) may amend, suspend or terminate the Plan for any reason, or may change the purchase price of the shares by providing 30 days’ written notice (or less if required to comply with legal or regulatory requirements applicable to us) to all participants.  If the Plan is terminated, we will send certificates for shares not previously delivered to you.

17.	How will shares purchased under the Plan be voted?

A.           We will vote shares in your Plan account as you direct.  As a shareholder, you receive a proxy card in connection with any annual or special meeting of shareholders.  This proxy will apply to all shares registered in your name, including all shares credited to your Plan account.

If you do not provide us with instructions on a properly signed and returned proxy card when voting on discretionary items, we will vote all of your shares--those registered in your name, if any, and those credited to your account under the Plan--in accordance with the recommendations of our Trustees.  If the proxy card is not returned or is returned unsigned, your shares may be voted only if you or a duly appointed representative votes in person at the meeting.

18.	How are you offering participation in the Plan?

A.           We are offering Plan participation directly. We are not utilizing the services of broker dealers to assist us and will not pay any commissions on reinvestments under the Plan.

19.	What law governs the Plan?

A.           Maryland state law governs the terms and conditions of the Plan, the enrollment form, account statements and all other aspects of the Plan.

20.	What will United Mortgage Trust do with the proceeds it receives from purchases of shares through the Plan?

A.           We intend to use the net proceeds from the sale of shares under the Plan for general company purposes including the purchase of additional mortgage investments or to fund operating or capital expenses.  We do not have any way to estimate the number of shares that will be sold through the Plan.

21.	What are the responsibilities of United Mortgage Trust under the Plan?

A.           We will not be liable for any act done in good faith, or for any good faith omission to act including without limitation, for any claims of liability:

-- for failure to terminate your Plan account upon your death prior to receipt of written notice of such death; or

-- relating to the time and prices at which shares are purchased or sold for your Plan account.

Notwithstanding the foregoing, nothing contained in the Plan limits our liability under the federal securities laws.